Exhibit 10.7

Translated From Japanese

                           CORPORATE BONDS Conditions

A shall apply this conditions for CORPORATE BONDS (hereinafter referred to as this Bonds) of name indicated in Main Item 3 on the issue date indicated in Main
Item 7, whose guarantor is Mizuho bank KK. It is based on the decision by directors meeting on the date indicated Main Item 2.

1.  Amount of Bonds     It is indicated in Main Item 4.

2.  Redemption amount per corporate bond     It is indicated in Main Item 5.

3.  Interest     It is indicated in Main Item 6.

4.  Amount due     100 yen per 100yen of bond.

5.  Redemption value     100 yen per 100yen of bond.

6.  Issue date     It is indicated in Mani Item 7.

7.  Redemption and Term

Principal of these CORPORATE BONDS shall be started to redeem on the first redemption date indicated in Main Item 8. And it will be continued to redeem the amount indicated in Main Item 10 on the date indicated Main Item 9. The last redemption date is on the date indicated in Main Item 13. However in case bond is called, following Article 12, the day it is called will be the last day and call a bond by the value under Article 5.

In case redemption day is bank holiday, it will be redeemed the preceding day in business day. To retire these CORPORATE BONDS will be held anytime after issuing.

8.  Interest payment and Term

This interest will be added after issuing until redemption date, and the sum of the interest will be paid on the day indicated Main Item 12. Half amount or annual amount will be paid on the date indicated in Main Item 11.

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In case interest payment day is bank holiday, it will be redeemed the preceding day in business day.

In case interest is paid less than a half year, it will be prorated on a per diem basis.

No interest after redemption date.

9.  Encumbrance

No encumbrance under these CORPORATE BONDS, no assets held for these CORPORATE BONDS.

10.  Guarantee

     (1) Mizuho bank KK (hereinafter referred to as Guarantor) shall guarantee obligations of principal and interest to a person who has an authorized right based on Guarantee service agreement between A and guarantor on 2007/7/17 (hereinafter referred to as Guarantee service agreement) under these CORPORATE BONDS.

          Guarantee is for a third person written in the civil code, Article
          537. Debenture holder is a person who can receive profit of guarantee. In the case debenture holders act like below, it will be considered that he wants to receive a profit of guarantee.

          [1] Claim all or a pert of debt against A related to these CORPORATE BONDS, claim all or a part of debt based on the Guarantee.

          [2] Receiving all or a part of debt based on the Guarantee by guarantor.

     (2) In the event A does not make principal and interest payment by due day, the guarantor shall receive a notice from the fiscal agent indicated in Main Item 15, and shall incur debt by the due day. The amount is calculated from the following day of the previous day made payment until the day following Article 10 No.4.

     (3) In the event redemption occur, the guarantor has responsible for only paying principal and interest until redemption due day. However if the redemption occur by the day provided in Article 7 (1), he has no responsibility to complete the amount of interest of the CORPORATE BONDS which might occur up to then.

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     (4)  In case a guarantee obligation is preformed, the guarantor shall give a notice of the performance day (hereinafter referred to as performance day) and the receiving method to debenture holders by the method provided Article 21. In case A has to give a notice individually, it may not be used only this method.

     (5) A may not agree to change and delete guarantee of details following the rule on the article with the guarantor.

11.  Special Clause of subrogating repayment

     The guarantor shall subrogate repayment debt of principal and interest payment following the rule for the debenture holders of the CORPORATE BONDS based on warranty service agreement.

     (1) The subrogating repayment is for a third person written in the civil code, Article 537. Debenture holder is a person who can receive profit of the subrogating repayment. In the case debenture holder act like below, it will be considered that he wants to receive a profit of the subrogating repayment.

          [1] Claim all or a pert of debt against A related to these CORPORATE BONDS, claim all or a part of the debt based on the subrogating repayment for the guarantor.

          [2] Receiving all or a part of debt based on the subrogating by the guarantor.

     (2) In case the fact happens for A, the debenture holders (in this case A shall give a notice to the debenture holders by the method provided in
          Article 21. In case A has to give a notice individually, it may not be used only this method.) may ask the guarantor for performing an obligation of the CORPORATE BONDS to debenture holders for A, without any notice or claim to A. The amount is calculated from the following day of the previous day made payment until the day held to subrogate repayment following (3). The guarantor shall pay after checking the fact.

          [1] When A is triggered acceleration of another CORPORATE BONDS, or can not discharge an obligation by the due day.

          [2] When A is triggered acceleration of other debt, and can not discharge an obligation by due day. Or when A as Guarantor for a third party default on debt.

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     (3)  In case subrogating repayment occurs, the guarantor shall notify the subrogating repayment day and receiving method to debenture holders by the method provided in Article 21. In case A has to give a notice individually, it may not be used only this method.

     (4) In case (2)[1] and [2] happens for A, acceleration will not be triggered. Even the guarantor subrogates repayment earlier, it is not that acceleration is triggered.

     (5) A may not agree to change and delete subrogating repayment of details following the rule on the article with the guarantor.

12.  Special Clause of Calling a Bond

Any debenture holders ask A for claim calling the CORPORATE BONDS because of the fact below, calling a bond shall be started immediately.

     (1) when the agent is triggered acceleration, or can not discharge an obligation by the due day.

     (2) When the agents is triggered acceleration of other debt, and can not discharge an obligation by due day. Or when the agent as Guarantor for a third party default on debt.

     (3) When the agent files bankruptcy proceedings, files court-mandated bailout. When agent decides in the directors meeting to call stock holders meeting to dissolve a company.

     (4) When the agent receives the order to file bankruptcy proceedings, files court-mandated bailout, or liquidate a business.

13.  Administration of CORPORATE BONDS

An administrator of the CORPORATE BONDS is not set up based on the Company Law
Article 702. Debenture holders hold the CORPORATE BONDS and take any action for collecting debt.

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14.  Fiscal Agent (including as an issuing agent and a paying agent)

     (1) A fiscal agent (including as an issuing agent and a paying agent) for the CORPORATE BONDS is Mizuho Bank KK. The fiscal agent follows rules of administrative service agreement with A, take over the service for the CORPORATE BONDS, which is including for the issuing and paying agent service with care of prudent person.

     (2) The fiscal agent has no responsibility and obligation to debenture holders, and no agent relationship, no fiduciary relationship.

     (3) It the event the fiscal agent is changed, A shall give a notice to debenture holders by the method provided in Article 21. In case A has to give a notice individually, it may not be used only this method.

15.  Application Exemption

An application provided in Securities Exchange Act Article 4, No.1 for the CORPORATE BONDS is not submitted. (hereinafter referred to as "application exemption")

16.  Limit of people who can acquire bonds

The CORPORATE BONDS shall be issued only for accredited institutions,(who has an expert knowledge and experience regarding an investment for negotiable securities and approved by Cabinet Office Ordinance, hereinafter referred to as accredited institutions).

17.  Assignment Limit and Notice Obligation

     (1) A person who has the CORPORATE BONDS shall not assign except assignment of all of the CORPORATE BONDS. (hereinafter referred to as Assignment Limit)

     (2) In the event a person who has CORPORATE BONDS assigns them to accredited institutions give a notice about the application exemption and the assignment limit regarding the CORPORATE BONDS beforehand or at the same time.

18.  Special Clause about Acceleration

A shall receive acceleration, in the event facts below occur.

     (1) When A breaks the rule on Article 7 No.1 and Article 8 No.1, when the agent breaks the rule on Article 10 No.2.

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     (2)  When debenture holders ask the agent a claim based on Article 11 No.2, and the agent breaks the rule on Article 11 No.2

     (3) When the agent execute the right of prior claim damage based on the agreement of warranty service about the CORPORATE BONDS.

     (4) When A files bankruptcy proceedings, files court-mandated bailout. When A decides in the directors meeting to call stock holders meeting to dissolve a company.

     (5) When A receives the order to file bankruptcy proceedings, files court-mandated bailout, or liquidate a business.

     (6)  When A breaks the rule on Article 10 No. 5 or Article 11 No.5.

19.  Apply to the law regarding transfer CORPORATE BONDS

The CORPORATE BONDS follows a law regarding transfer CORPORATE BONDS (hereinafter referred to as the CORPORATE BONDS transfer law). The CORPORATE BONDS follows Article 66 No.2 and applies to the CORPORATE BONDS transfer law. CORPORATE BONDS will not be issued except the case provided in Article 67 No2 in the CORPORATE BONDS transfer law.

20.  The same type of CORPORATE BONDS

A may issue the same type of CORPORATE BONDS (according to Company Law).

21.  Method of Public Notice to Notify Debenture Holders

In case A gives a public notice about the Agreement to debenture holders, except another provision of statutory or the Conditions, it will be announced on the newspaper in A's articles incorporation. Or it will be announced on the one of the newspapers published in Tokyo or Osaka. However it does not need to be done twice.

22.  Public Announcement of CORPORATE BONDS

A shall put a copy of CORPORATE BONDS. It is open for public inspection during business hours.

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23.  Changing CORPORATE BONDS Conditions

     (1) Changing any articles in the Conditions (except Article 14) is subject to debenture holder meetings' resolution except a provision of statutory. However debenture holder meetings' resolution is not effective without the permission by Courts.

     (2) Debenture holder meetings' resolution approved by Courts will be integrated with the Conditions.

24.  Debenture Holder Meeting

     (1) A shall call debenture holder meetings for the CORPORATE BONDS and the same type of CORPORATE BONDS (hereinafter referred to as this type of CORPORATE BONDS).A shall give a public notice that the meeting will be held by the method provided in Article 21 regarding conditions of Company Law Article 719 each item by 3 weeks before on the meeting day.

     (2)  It will be held in Tokyo.

     (3) Debenture holders who have one tenth of a full amount this type of CORPORATE BONDS may ask A for call the meeting by handing in written documents, which indicates the reasons and purposes.

25.  Cost Burden

A shall pay cost below.

     (1)  Cost regarding notice in public on Article 21.

     (2)  Cost regarding debenture holder meeting on Article 24.

26.  Use of Proceeds     It is indicated in Main Item 14.

27.  Full Amount Guarantor     Mizuho Bank KK

28.  Transfer center     Japan Securities Depository Center Inc

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